[letterhead graphic]	EXHIBIT 10.61

EXCLUSIVE AGREEMENT TO CONDUCT A SEALED-BID AUCTION

This Exclusive Agreement to Conduct a Sealed-Bid Auction (“Agreement”) is made as of March 1, 2001

             BETWEEN:

Shaman Pharmaceuticals, as debtor-in-possession
213 East Grand Avenue
South San Francisco, California 94080
Attention:        Ms. Lisa Conte
Telephone:      (650) 266-7466
Fax:                   (650) 873-8367

             (“Seller”),

             AND

DoveBid, Inc.
1241 East Hillsdale Boulevard
Foster City, California 94404
Attention:        Kirk Dove
Telephone:      (650) 571-7400
Fax:                   (650) 572-1502

             (“Auctioneer”).

             WHEREAS, on January 5, 2001, Seller filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California  (the “Court”); and

             WHEREAS, Seller wishes to sell certain assets by sealed-bid auction, and Auctioneer has agreed to conduct that auction on the terms and conditions set forth below;

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Auctioneer and Seller agree as follows:

             1.                       REPRESENTATION:  Seller agrees to retain Auctioneer on an exclusive basis to conduct a sealed-bid auction (the “Auction”) of the intellectual property (the “Assets”) set forth on Exhibit A to this Agreement.  Auctioneer’s engagement pursuant to this Agreement, and all of its obligations hereunder, are subject to and contingent upon the Court’s approval of this Agreement.

             2.                       CONDUCT OF THE AUCTION:  (a)  Auctioneer and Seller will cooperate to establish a mutually agreeable deadline for bid submission.  Auctioneer may, in its discretion, choose to: (i) offer the Assets for sale by the piece or by the lot, and/or (ii) promote the Auction over the Internet at www.dovebid.com (the “Website”).  Seller agrees that Auctioneer may use the Seller's name, street address and logo in the advertising of this Auction, as well as on the Website.

             (b)                      All Assets in the Auction shall be sold to the highest bidder (subject only to Seller’s minimum bid requirements placed on any individual Asset, if any, and to the purchaser’s timely payment in full and removal of purchased Assets).  Auctioneer, however, does not guarantee that any sale will be completed, and Auctioneer is not responsible in the event that a purchaser fails to live up to its agreement and complete a purchase.

             (c)                      Auctioneer assumes no obligation, and makes no representations or warranties, with respect to the requirements necessary to effect the transfer of Assets.  It shall be the Seller’s sole obligation to prepare all necessary documents and take all necessary steps to transfer title to the Assets.

             3.                       DISCLAIMERS OF WARRANTIES:  Auctioneer shall state both in its advertising for the Auction and at the Auction that all Assets are being sold “as is, where is and with all faults” and with any additional disclaimers of warranty, including disclaimers of the warranties of merchantability and fitness for a particular purpose.  Seller agrees to defend (by counsel satisfactory to Auctioneer) and indemnify Auctioneer and hold Auctioneer harmless from and against any claim or liability asserted against Auctioneer by any third party (including any purchaser of any Assets at the Auction) based on the alleged existence or breach of any alleged warranties (including alleged warranties of merchantability or fitness for a particular purpose), or from or against any fees or expenses (including attorney’s fees) incurred by Auctioneer in defending against any such claim or liability.  Seller acknowledges and agrees that Auctioneer has no knowledge with respect to, and has no obligation to investigate, the merchantability or fitness for any particular use of any Asset.

             4.                       COMMISSION:  Auctioneer shall receive a commission equal to a percentage of the gross proceeds of sale after expenses are deducted (the “Commission”) according to the following schedule:

(i)          Auctioneer shall receive 10% of the first $2,000,000 of gross proceeds after expenses are deducted, or any portion thereof.

(ii)         In the event that gross proceeds after expenses are deducted exceed $2,000,000, Auctioneer shall receive 7.5% of the first $1,000,000 of such excess, or any portion thereof.

(iii)        Auctioneer shall receive 5% of all gross proceeds after expenses are deducted in excess of $3,000,000.

For purposes of this Agreement, “gross proceeds” means all revenue from the sale of Assets pursuant to this Agreement, excluding any sales taxes collected by Auctioneer.

             5.                       AUCTION EXPENSES:  (a)    Seller shall provide Auctioneer an allowance toward certain Auction advertising expenses, which may include digital photography of the Assets, print and electronic media production, creative services, ad placement fees, brochure and catalog production, telemarketing, data list purchases, fax and email advertising and postage incurred in connection with the Auction. Seller also agrees to reimburse Auctioneer for miscellaneous expenses related to the Auction, including accounting, insurance, permits and UCC searches/lien releases.  Auctioneer’s total reimbursable expenses shall not exceed $20,000.  Seller acknowledges and agrees that all of the above amounts (collectively referred to as the “Auction Allowance”) shall in all events be deducted from the gross proceeds and paid to Auctioneer following the Auction.  Seller’s responsibility for reimbursing Auctioneer for the Auction Allowance is not contingent on the consummation of the sale of any or all of the Assets.

             (b)                      Seller authorizes Auctioneer, and grants to Auctioneer a power of attorney coupled with an interest, to incur expenses on its behalf and to recoup such expenses from the gross proceeds to the extent that such expenses are reasonably necessary for the conduct of the Auction and arise from Seller’s breach of its representations, warranties or covenants contained in this Agreement.

             6.                       PRE-AUCTION ASSET TRANSACTIONS:  Seller may not withdraw, sell or otherwise dispose of any of the Assets except at the Auction without the written consent of Auctioneer.

             7.                       COLLECTION AND DISBURSEMENT OF AUCTION PROCEEDS:  (a)     Auctioneer shall collect from the purchasers of the Assets the gross proceeds, any applicable sales taxes and deposit such funds into a bank depository account maintained by the Auctioneer.  All applicable sales taxes collected by Auctioneer shall be paid to the appropriate taxing authorities out of the account.  Thereafter, Seller shall be issued a check from the account (a “Settlement Check”) within 15 business days after the auction check-out period (which shall be deemed to end when all sold Assets have been removed by each purchaser and all payments from purchasers have been received by Auctioneer, notwithstanding any check-out instructions that Auctioneer may communicate to the public), and after Auctioneer has been paid from the account its reimbursable expenses pursuant to Section 5 and amounts allocable to Commission, subject to open items or uncollected accounts, if any; provided however, that Seller shall receive a Settlement Check for the remaining balance no later than 30 calendar days after the Auction, subject to open items or uncollected accounts, if any.

             (b)                      No later than 30 calendar days after the Auction, Auctioneer shall also issue to Seller, Seller’s counsel, the U.S. Trustee and the Court a settlement report (the “Settlement Report”) itemizing, specifically, a record of sales of the Assets and the allocation of the funds generated by such sales.  The Settlement Report shall be deemed to comply with Federal Rule of Bankruptcy Procedure 6004(f)(1).

             (c)                      Seller shall have sole responsibility for obtaining all court approvals necessary in connection with the settlement of Seller’s auction account.

             (d)                      Notwithstanding the provisions of Section 726(b) of the Bankruptcy Code, in all instances where the Court and the terms of this Agreement permit Auctioneer to retain proceeds received from sales of the Assets (as compensation for Auction services, as reimbursement for expenses incurred in connection with the Auction or otherwise), Auctioneer shall have the right to retain such proceeds without obtaining the approval of Seller or any other party unless explicitly instructed by the Court.  Moreover, Auctioneer’s right to retain such proceeds shall survive the conversion of Seller’s bankruptcy proceeding into a proceeding under a different chapter of the federal bankruptcy code.

             8.                       RIGHT OF SURRENDER:  In the event that some Assets remain unsold at the conclusion of the Auction, or a purchaser fails to perform its obligation to pay the purchase price of an Asset, Auctioneer shall have the right to surrender, and shall have no further obligations with respect to such Assets.

             9.                       USE OF PREMISES:  (a)         For the purposes of this Agreement, the “Premises” shall mean any location where any information or documentation concerning the Assets is stored.  Seller authorizes Auctioneer and its representatives to enter upon and use the Premises for such purposes as are reasonable and necessary to conduct the Auctions.  Seller agrees that Auctioneer shall not be charged a fee for the use of the Premises.  Seller further agrees that it shall furnish utilities to the Premises, at Seller’s sole expense.

             (b)                      Seller acknowledges and agrees that Auctioneer has no interest of any kind or nature in the Premises, and that Auctioneer has no knowledge as to any previous use or occupancy of the Premises.  Seller acknowledges and agrees that Auctioneer shall not be responsible for damage or injury to the Premises resulting from or arising in connection with the sale of the Assets, except to the extent that such damage or injury is caused by Auctioneer’s gross negligence.

             10.                     REPRESENTATIONS AND WARRANTIES:  Seller represents and warrants to Auctioneer as follows:

             (a)                      Seller is authorized to execute and perform this Agreement, and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

             (b)                      Seller now holds (and, up to the moment of the Auction or other sale provided for under this Agreement, will hold) good and marketable title to all Assets free and clear of any lien, security interest, leasehold interest, co-ownership interest or any other type of encumbrance or interest.

             (c)                      None of the Assets infringes or violates (or contains any parts or components which infringe or violate) any third party’s copyright, patent, trademark, trade secret or other proprietary rights.

             (d)                      No sale of the Assets will constitute a bulk sale subject to the Bulk Transfer Article of the Uniform Commercial Code for any state in which any of the Assets are located (the “Bulk Transfer Article”).

             (e)                      No Hazardous Substances are contained in or made a part of the Assets.  For purposes of this Agreement, the term “Hazardous Substances” shall mean, either individually or collectively, any chemical, solid, liquid, gas, or other substance having the characteristics identified in, listed under, or designated pursuant to (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) as amended, 42 USCA Section 9601(4), as a “hazardous substance,” (ii) the Resource, Conservation and Recovery Act, 42 USCA Sections 6903(5) and 6921, as a “hazardous waste,” or (iii) any other laws, statutes, or regulations of a government or political subdivision or agency thereof, as presenting an imminent and substantial danger to the public health or welfare or to the environment, or as otherwise requiring special handling, collection, storage, treatment, disposal, or transportation.  Seller agrees that nothing in this Agreement shall be construed to require Auctioneer to remove any Hazardous Substances that are present on the Premises or are contained in or a part of the Assets.

             Seller acknowledges and agrees that Auctioneer is relying on the foregoing representations and warranties in proceeding to conduct the Auction and/or sales provided for under this Agreement.  Seller agrees to defend (by counsel satisfactory to Auctioneer) and indemnify Auctioneer and hold Auctioneer harmless from and against any claim, demand, cause of action, liability or expense (including attorneys’ fees) asserted against or incurred by Auctioneer in connection with Seller’s breach of any of its representations, warranties or obligations in this Agreement.  If any action at law or in equity is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.

             Seller further acknowledges and agrees that Auctioneer shall rely entirely on information provided by Seller concerning ownership of and title to the Assets, and that Auctioneer has no responsibility to conduct any independent investigation in respect thereof.

             11.                     LIMITATION OF LIABILITY:   Auctioneer’s maximum liability for the breach of any obligation in connection with this Agreement or the Auction, and for any and all damages of any type or nature (whether in contract, tort or otherwise) sustained or claimed by Seller or any other person or entity in connection with this Agreement or the Auction, shall be limited to the amounts actually received by Auctioneer as compensation under this Agreement.

             12.                     TECHNOLOGY DISCLAIMER:  AUCTIONEER DOES NOT WARRANT THAT THE FUNCTIONS, FEATURES OR CONTENT CONTAINED IN THE WEBSITE, INCLUDING ANY THIRD-PARTY SOFTWARE, PRODUCTS OR OTHER MATERIALS USED IN CONNECTION WITH THE WEBSITE, WILL BE TIMELY, SECURE, UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS WILL BE CORRECTED.

             13.                     INDEPENDENT PARTIES:  This Agreement shall not be construed (i) to create a partnership or joint venture between Seller and Auctioneer, or (ii) to imply that Auctioneer is buying the assets of, or any interest in, Seller.

             14.                     COUNTERPARTS; FACSIMILE SIGNATURES:  This Agreement may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original and all of which, when taken together, will be deemed to be but one and the same instrument.  Delivering signatures via facsimile shall be an acceptable means of executing this Agreement, and signatures so delivered shall be fully binding on the signing party.

             15.                     GOVERNING LAW; J URISDICTION:  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of California as applied to agreements made in California, without regard to choice of law principles.  Each party consents to jurisdiction and service of process within California for any action or proceeding arising under this Agreement, and any such action will lie within the exclusive jurisdiction of the Court, which shall hear any such action upon motion and as a core matter without a jury.

             16.                     SEVERABILITY:  The provisions of this Agreement shall be severable.  Should any part, term or provision of this Agreement be construed by any court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the legality, validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

             17.                     COMPLETE AGREEMENT:  This agreement constitutes the entire understanding between the parties and replaces any and all prior agreements related to the Auction.  This Agreement may not be modified or amended except in writing signed by both parties.

DoveBid, Inc.	Shaman Pharmaceuticals, as debtor-in-possession
(“Auctioneer”)	(“Seller”)
California Bond Number 57BSBAI7624

By: Kirk Dove	By: Thomas F. White

Title: President of Auction Services	Title: SVP Commercial Strategy

EXHIBIT A

ASSETS